PROMISSORY NOTE

$1,500,000.00	October 19, 2017

FOR VALUE RECEIVED, Mystic Holdings, Inc., a Nevada corporation (“Borrower”), promises to pay to the order of Ketores Holdings, LLC, a Nevada limited liability company (“Lender”), at its office at c/o Alexander Scharf, 305 West End Avenue, New York, New York 10023, or at such other address as the holder hereof may from time to time designate in writing to Borrower, in lawful money of the United States of America, in immediately available funds, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00) pursuant to the terms herein and pursuant to that certain Common Stock Purchase And Working Capital Loan Agreement of even date herewith between Borrower and Lender (the “Loan Agreement”), to be adjusted by the amount of the Loan Origination Fee defined in the Loan Agreement, which may become due in accordance with the terms of the Loan Agreement from time to time outstanding until paid in full at the rates described in this Promissory Note (this “Note”), such payment to be on the terms and conditions set forth herein and in the Loan Agreement.

1. Loan Agreement; Defined Terms. This Note is executed and delivered pursuant to, and is subject to and governed by, the terms and provisions herein and of the Loan Agreement. Capitalized terms used in this Note and not otherwise defined in this Note shall have the meaning assigned to such terms in the Loan Agreement. Reference also is made to the Loan Agreement for a statement of terms and provisions relevant to this Note but not contained herein, including but not limited to an increase in the amount due hereunder upon ascertainment of the amount of the Loan Origination Fee. The Note, the Loan Agreement and any other documents executed in connection with the herein debt is defined as the Loan Documents.

2. Interest and Payment Terms. The principal balance of this Note shall be due and payable at the times as set forth in the Loan Agreement.

3. Maturity Date. The entire principal balance and accrued interest shall be due and payable on the date which is eighteen (18) months from the date hereof.

4. Security. The security for this Note includes but is not limited to that certain UCC Financing Statement of even date herewith between Borrower and Lender (as may be amended from time to time, the “UCC”), as well as other items as cited in the Loan Agreement.

5. Waiver. Except as expressly provided otherwise in the Loan Documents and to the fullest extent permitted by applicable law, Borrower waives presentment, demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, notice of nonpayment or dishonor, protest, notice of protest, demand, all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and bringing of suit and diligence in taking any action to collect any sums owing hereunder or in enforcing any rights or privileges with regard hereto. Lender shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth in writing. A waiver with reference to one event shall not be construed as continuing or as bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of Lender in exercising any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default. The acceptance at any time by Lender of any past due amounts shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter becoming due and payable.

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6. Costs of Enforcement. Borrower promises to pay all costs of collection, including without limitation, all foreclosure fees and attorneys’ fees, whether or not suit is filed or other legal action is instituted, incurred by Lender in enforcing the performance of Borrower’s obligations under this Note or any other Loan Document. Notwithstanding the above and foregoing, in any suit or proceeding regarding enforcement of the Note or Loan Agreement, the prevailing party only shall be entitled to an award of attorneys’ fees and costs.

7. Event of Default. The occurrence of any of the following, whatever the reason therefor, shall constitute an Event of Default: (a) Borrower fails to pay any amount owing to Lender under the Loan Agreement, whether by acceleration or otherwise, and such failure continues for five (5) days after such payment was due (b) Borrower fails to perform or observe any non-monetary Obligation under any Loan Document; (c) Any representation, warranty or statement made in the Loan Agreement or in any other document delivered by Borrower in connection with the Loan Agreement proves to have been incorrect in any material respect when made; (d) Borrower is dissolved, liquidated or terminated, or all or substantially all of the assets of Borrower are sold or otherwise transferred without Lender’s prior written consent in its sole discretion; (e) Borrower shall (i) be adjudicated as bankrupt or insolvent; (ii) make a general assignment for the benefit of its creditors; (iii) file a petition, answer or consent seeking, or have entered against it (or fail reasonably to contest the material allegations of any petition for) an order for relief (or any similar remedy) under any provision of Title 11 of the United States Code or any other federal, state or foreign Law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, or consent to the institution of any proceedings thereunder; (iv) convene a meeting of its creditors, or any class thereof, for the purpose of effecting a moratorium upon or extension or composition of its or his debts; (v) fail to pay its debts as they mature; (vi) admit in writing that it is generally not able to pay its debts as they mature or generally not pay its debts as they mature; (vii) apply for a consent to the appointment of a receiver, trustee, custodian, liquidator or other similar official of all or a portion of its assets; or (viii) become insolvent; and/or (f) A transfer, encumbrance, lien, change of ownership or other action or occurrence prohibited by the Loan Agreement shall occur.

If any Event of Default shall occur and remain uncured under this Note or the Loan Agreement, then Lender may, at its sole option, without further notice or demand except as provided in the Loan Agreement, declare the unpaid principal balance on this Note at once due and payable, foreclose all liens and/or security interests securing payment hereof, and pursue any and all other rights, remedies and recourses it may have. Lender’s rights and remedies under this Note, the Loan Agreement and at law or in equity, or any one or more of them, shall be cumulative and concurrent, and maybe pursued singly, successively, or together at the sole discretion of Lender, and may be exercised as often as occasion therefore shall arise; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof or of any other right or remedy. Failure to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to any other event. The acceptance by Lender of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express written consent of Lender.

8. Governing Law. The laws of the State of Nevada shall govern the validity, construction, performance, and effect of this Note.

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9. Notices. All notices, demands, and other correspondence required or desired to be given hereunder shall be in writing and shall be delivered in accordance with Section 8.6 of the Loan Agreement.

10. The Borrower waives the right, in any litigation in which it and the Lender are adverse parties (whether or nor arising out of or in connection with this Note) to trial by jury.

The word “Borrower” shall include the Borrower’s representatives, successors and assigns and the word “Lender” shall include Lender’s representatives, successors and assigns.

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IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.

BORROWER:

Mystic Holdings, Inc..,
a Nevada corporation

By:	/s/ Heather Cranny
Name:	Heather Cranny
Its:	President

PROMISSORY NOTE
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